UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-108355	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

General

On December 16, 2004, CNL Income Properties, Inc. and certain of its subsidiaries (the “Company”) acquired an interest in retail and commercial real estate at five resort villages:

•	the Village at Copper Mountain, Colorado;

•	the Village at Mammoth Mountain, California;

•	the Village of Baytowne Wharf, Florida;

•	the Village at Snowshoe Mountain, West Virginia; and

•	the Village at Stratton, Vermont

(collectively, the “U.S. Resort Village Properties”). The U.S. Resort Village Properties were acquired from Intrawest Corporation and certain of its affiliates (collectively “Intrawest”). This acquisition was first contemplated under the Venture Formation Agreement entered into on August 10, 2004 (the “VFA”) between the Company and Intrawest and concludes the previously announced pending acquisition of the Village at Copper Mountain contemplated by the Purchase and Sale Agreement dated December 3, 2004 (the “Copper Purchase and Sale Agreement”). This series of acquisitions was made by CNL Retail Village Partnership, LP (the “Partnership”) in which the Company holds an 80% ownership interest and Intrawest holds a 20% ownership interest.

U.S. Resort Village Properties — Purchase and Sale Agreements

On December 16, 2004, the Partnership purchased the U.S. Resort Village Properties from Intrawest for an aggregate cost, including purchase price and transaction costs, of approximately $83,600,000. The purchases were made pursuant to the Copper Purchase and Sale Agreement dated December 3, 2004 and four other purchase and sale agreements each dated December 16, 2004 (collectively the “Purchase and Sale Agreements”). The Partnership assigned each of the Purchase and Sale Agreements and conveyed each of the U.S. Resort Village Properties to a separate special purpose subsidiary wholly-owned by the Partnership. Each of the subsidiaries is a Delaware limited partnership formed for the purpose of owning the U.S. Resort Village Properties (the “Subsidiary Owners”).

Pursuant to the Copper Purchase and Sale Agreement, the Partnership agreed to acquire the Copper Resort Village Properties from Intrawest for approximately $23,300,000. Additional consideration may be paid by the Partnership to Intrawest if certain conditions are met, not to exceed $3,750,000 and subject to specific limitations. The terms of the four other Purchase and Sale Agreements are substantially similar to the Copper Purchase and Sale Agreement described above and under Item 1.01 of the Company’s Report on Form 8-K filed December 9, 2004 and included as Exhibit 2.2 thereto. However, the four other Purchase and Sale Agreements provide for different purchase prices for each of the properties (an aggregate of approximately $57,260,000, excluding transaction costs) and do not contain the provision for potential additional consideration to be paid to Intrawest as provided in the Copper Purchase and Sale Agreement.

The Loan Agreement

The acquisition of the U.S. Resort Village Properties was financed with a bridge loan from Intrawest Resort Finance, Inc. (the “Lender”) in the principal amount of $45,000,000 (the “Loan”). The Loan is evidenced primarily by a promissory note and loan agreement each dated December 16, 2004 made by the Partnership and the Subsidiary Owners (collectively the “Borrower”) in favor of the Lender. The Loan is secured by the Subsidiary Owners’ interests in the U.S. Resort Village Properties as well as an assignment of rental income for those properties. The Loan requires monthly payments of interest only through December 31, 2006. On December 31, 2006, the Loan matures and all principal and interest becomes due and payable in full. The Loan accrues interest initially at a fixed interest rate of 5.99%, and has scheduled rate increases from January through November, 2006 totaling an additional 1.25%. On November 20, 2006, the interest rate will convert to a floating rate of one month LIBOR plus 7.5% per annum. The loan agreement includes an acceleration clause whereby payment of principal and interest may become immediately due and payable in the event of default. The promissory note includes a provision stipulating that recourse is limited to the properties securing the Loan.

In connection with the Loan, the Company has executed an Indemnity and Guaranty Agreement (the “Indemnity Agreement”) pursuant to which the Company will indemnify the Lender for losses resulting from misapplication of insurance, condemnation proceeds and rents from the U.S. Resort Village Properties, as well as waste, failure to pay taxes, environmental issues, fraud and other matters more particularly described in the Indemnity Agreement. In addition, the Company will be liable for the entire Loan if the Borrower is relieved of, or fails to incur, any debt obligation or liability under the Loan on account of bankruptcy or any other debtor relief law.

The Borrower is obligated under the Loan to seek to refinance the Loan as soon as reasonably practicable on reasonable and customary terms and conditions. The Partnership is currently negotiating permanent financing with an institutional lender to replace all or a portion of the bridge financing. The refinancing is expected to be completed by June 30, 2005. There can be no assurances that the refinancing will be completed at that time.

The Management Agreement

The Subsidiary Owners of the five U.S. Resort Village Properties, under five property management agreements each dated December 16, 2004, have engaged Intrawest U.S. Commercial Property Management, Inc., a Delaware corporation and affiliate of Intrawest (the “Manager”), to manage the U.S. Resort Village Properties (collectively the “Management Agreements”). The Management Agreements provide for an initial operating term of 20 years and expire on December 31, 2024 and four five-year renewal options, subject to certain termination rights. The Manager will be paid a fee based on a percentage of total revenues of the U.S. Resort Village Properties.

Intrawest Leases

At the closing of the acquisition of the U.S. Resort Village Properties, Intrawest entered into new leases for certain commercial space in the U.S. Resort Village Properties that is occupied by Intrawest or its affiliates. The new leases have terms of 15 or 20 years, with four five-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements with the Subsidiary Owners for all vacant space at each resort village. Under the interim leases, Intrawest will make payments of minimum base rents approximating market rates for a term of four years. Intrawest also executed a full recourse corporate indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

Future Purchase Options

In conjunction with the purchase of the of the U.S. Village Resort Properties, certain Intrawest affiliates granted the Partnership an option to purchase, from time to time, additional properties at each of the resort villages that may be developed in the future by Intrawest Resorts Inc. or any wholly-owned subsidiary of Intrawest Resorts, Inc. as commercial property. The purchase price of any additional property to be purchased will be determined as an amount equal to 115% of Intrawest’s costs. The term of the option expires on December 31, 2024. The Partnership was also granted a right of first offer for the purchase of certain existing commercial spaces owned by Intrawest and its affiliates at each of the resorts.

Item 2.01 Completion of Acquisition or Disposition of Assets

In addition to the disclosure contained under this Item 2.01, please see the disclosure contained under Item 1.01 above, which is incorporated herein by reference.

Property Acquisitions

On December 16, 2004, the Company, through the Partnership with Intrawest, purchased approximately 298,000 square feet of retail and commercial space located at four ski resort destinations and a beachside resort in the Florida panhandle, including:

Resort location and description	Description of specific real estate acquired (1)	Purchase price(2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Copper Mountain - Colorado Located approximately 75 miles west of Denver, Copper offers four-season appeal and is accessible by car and by air through three airports. Copper has a 2,450-acre ski area, the highest altitude championship golf course in North America, horseback riding, bungee jumping, fishing and mountain biking accessed via chairlift. The resort received 928,000 skier visits during the 2003-2004 season.	48 tenant units in 10 buildings: 13 retail, 10 food & beverage, 16 office, and 9 vacant spaces located at the Village at Copper Mountain	$23,300,000	97,325	80%	There is no individual tenant occupying a tenant space that represents more than 10% of the gross leasable area. At closing, an Intrawest affiliate executed leases for multiple tenant units that, in the aggregate, account for more than 10% of the gross leasable area. The leases have an initial term of 15 or 20 years, four five-year renewal options and base rents per annum approximating market rates. All vacant space was also leased at closing by an Intrawest affiliate pursuant to interim leases, for a term of four years with base rent per annum approximating market rates.

Mammoth Mountain - California Located in the Sierra Nevada mountain range, Mammoth is close to the heavily populated southern California market from which it draws most of its visitors. The resort received 1.4 million skier visits during the 2003-2004 ski season. Mammoth has a 3,500-acre ski area with 185 trails and two golf courses in Mammoth Lakes.	33 tenant units in 4 buildings: 17 retail, 11 food & beverage, 3 office, and 2 vacant spaces located at the Village at Mammoth Mountain	$22,300,000	57,925	93%	One of the tenants operates a food and beverage establishment under a ten year lease term expiring June 30, 2013, with two five-year renewal options. The average annual base rent is approximately $303,900 with 8% additional percentage rent.

Resort location and description	Description of specific real estate acquired (1)	Purchase price(2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Sandestin Golf & Beach Resort - Florida Sandestin is a 2,400-acre resort located in northwestern Florida, between Pensacola and Panama City. The resort has four championship golf courses, 65,000 square feet of conference facilities, a 56,000 square foot retail village, a 98-slip full-service marina, 15 tennis courts, and 20 restaurants and bars.	30 tenant units in 14 buildings: 12 retail, 14 food & beverage, 3 office spaces, and 1 vacant space located at the Village of Baytowne Wharf	$ 17,100,000	56,113	96%

One of the tenants operates a food and beverage establishment under a ten year lease term expiring June 30, 2012 with two five-year renewal options. The average annual base rent is approximately $177,630 with 6% additional percentage rent.

Another tenant operates a food and beverage establishment under a ten year lease term expiring June 30, 2012 with two five-year renewal options. The average annual base rent is approximately $149,140 with 6% additional percentage rent.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases having an initial term of 15 years, with four five-year renewal options and base rents per annum approximating market rates.

Snowshoe Mountain - West Virginia Snowshoe is the largest ski resort in the mid-Atlantic region of the United States comprised of 11,000 acres. The resort offers a 224-acre ski area, the Raven Golf Club with an 18-hole championship golf course, over 100 miles of biking trails, various tennis and swimming facilities, horseback riding and miniature golf. The resort received 439,000 skier visits during the 2003-2004 ski season.	16 tenant units in 4 buildings: 8 retail, 6 food & beverage, and 2 vacant space located in the Village at Snowshoe Mountain	$8,400,000	39,073	87%

Intrawest, as tenant, operates a food and beverage establishment under a 15 year lease term expiring December 31, 2019 with four five-year renewal options. The annual base rent is approximately $165,440, with 7% additional percentage rent.

Another tenant operates a food and beverage establishment under a 10 year lease term expiring June 30, 2013 with two five-year renewal options. The average annual base rent is $105,530 with 7% additional percentage rent.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases having an initial term of 15 years, with four five-year renewal options and base rents per annum approximating market rates.

Resort location and description	Description of specific real estate acquired (1)	Purchase price(2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Stratton - Vermont Located 140 miles northeast of Boston, Stratton draws most of its visitors from New York, Connecticut, New Jersey and Massachusetts. The resort received 368,000 skier visits during the 2003-2004 ski season. The resort offers a 583-acre ski area, a 27-hole Stratton Mountain championship golf course, a 22-acre golf school and the Gunterman Tennis School, one of the top tennis schools according to Tennis Magazine and Travel and Leisure Magazine.	23 tenant units in 11 buildings: 15 retail, 4 food & beverage, 3 office and 1 vacant space located in the Village at Stratton	$9,500,000	47,837	98%

One tenant operates a food and beverage establishment under a five year lease term expiring December 31, 2008 with eight five-year renewal options. The lease terms stipulate percentage rent only of 6% over the initial term of the lease.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases having an initial term of 15 or 20 years, with four five-year renewal options. All vacant space was leased at closing by Intrawest affiliates pursuant to interim leases, for a term of four years with base rent per annum approximating market rates.

FOOTNOTES:

(1)	This description is not intended to provide a legal description of transferable real estate, but is only intended to be a general description of the property and its current usage.
(2)	Purchase price is approximate and excludes acquisition and closing costs. The estimated federal income tax basis of the depreciable portion (building and improvements) of the village properties acquired, including a portion of the purchase price and acquisition costs, reflecting the Company’s 80% ownership interest, are as follows:

Copper	$18,823,000
Mammoth	18,573,000
Sandestin	14,513,000
Snowshoe	7,198,000
Stratton	7,783,000

The amounts are approximate and will be depreciated over the estimated remaining useful lives of the assets acquired.

(3)	As of December 15, 2004. The occupancy data includes occupied space that is leased to Intrawest affiliates, but does not include vacant space that is leased to Intrawest or its affiliates pursuant to four-year interim leases as described herein.
(4)	Represents the individual tenants leasing 10% or more of the leasable square footage owned by the Subsidiary Owner in the resort village. The “average annual base rent” was calculated by adding the base annual rents applicable to each lease year during the initial term (or during the current renewal term, if applicable), and dividing by the number of years in that term.

The Company does not expect to make significant repairs or improvements to the U.S. Resort Village Properties over the next few years other than normal and customary tenant improvements and the replacement of underground storage tanks that are located at Stratton and owned by a homeowners association. The Partnership expects to set aside reasonable reserves to fund capital improvements based on a percentage of annual lease revenues generated from the U.S. Resort Village Properties. Intrawest has provided at closing its share of potential future costs relating to the replacement of the storage tanks.

Intrawest, headquartered in Vancouver, British Columbia, Canada owns or controls ten mountain resorts in North America’s most popular mountain destinations, including Whistler Blackcomb, a host venue for the 2010 Winter Olympic Games. Intrawest also owns Sandestin Golf and Beach Resort in Florida and has a premier vacation ownership business, Club Intrawest. Intrawest is developing an additional six resort villages at locations in North America and Europe. Intrawest has a 45 percent interest in Alpine Helicopters Ltd., owner of Canadian Mountain Holidays, the largest heli-skiing operation in the world. The Company believes that one of Intrawest’s key strengths is its ability to combine expertise in resort operations and real estate development. With Intrawest’s combination of high-quality resort services, amenities and innovative residential and commercial real estate development, the Company expects that the Intrawest resorts and villages will continue to attract visitors and buyers of real estate. Prior to the VFA, Intrawest, its subsidiaries, or affiliates were not related to, affiliated with or a partner in the business of the Company.

As of December 15, 2004, Intrawest, through various subsidiaries and affiliates, leases approximately 35% in the aggregate of the total gross leasable space of the U.S. Resort Village Properties. Upon closing of the transaction, Intrawest also executed interim leases for all vacant space for a term of four years expiring in December 2008 with minimum base rents at market rates. The interim leases will remain in effect until stable third party tenants are in place, not to exceed four years. Intrawest currently occupies the following approximate aggregate square feet and aggregate percentage of gross leasable area at each of the respective locations (excluding vacant space leased under the interim leases):

Location	Aggregate square feet	Aggregate % of GLA
Copper	46,589	47.9%
Mammoth	2,052	3.5%
Sandestin	11,489	20.5%
Snowshoe	22,017	56.5%
Stratton	21,936	45.9%

The following table presents information about the leases at each location that will expire during the next ten years. The years in which no leases are scheduled to expire have been omitted.

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2)		Percentage of gross annual base rents represented by such leases(2)
Copper	2005	3	3,976	$112,082		6.1%
	2006	4	8,245	160,694		8.7%
	2007	4	6,477	104,171	(3)	5.6	%(3)
	2008	11	22,269	528,201		28.6%
	2009	1	2,561	—	(3)	<1.0	%(3)
	2013	3	7,208	84,812		4.6%

Mammoth	2006	1	682	$20,296		1.2%
	2008	20	29,046	870,437		50.4%
	2009	1	992	29,522		1.7%
	2013	6	21,793	648,560		37.5%
	2014	3	3,360	99,994		5.8%

Sandestin	2007	9	9,208	$217,685		16.8%
	2008	5	4,612	115,171		8.9%
	2012	11	27,005	612,142		47.2%
	2013	1	3,799	81,679		6.3%

Snowshoe	2006	2	2,033	$32,566		4.1%
	2008	2	5,168	135,475		16.9%
	2009	1	1,243	—	(3)	<1.0	%(3)
	2010	1	2,600	51,534		6.4%
	2013	1	5,912	—	(3)	<1.0	%(3)

Stratton	2004	1	964	$24,100		3.6%
	2006	1	574	14,350		2.2%
	2007	3	3,430	89,765		13.5%
	2008	3	13,458	25,927	(3)	3.9	%(3)
	2013	2	7,475	—	(3)	<1.0	%(3)

FOOTNOTES:

(1)	Based on the initial lease terms or renewal options currently exercised. Many of the leases include renewal options that, if exercised, will result in the leases expiring in later years. The termination of the Intrawest interim leases in December 2008 are reflected in the calendar year 2008.
(2)	Represents the December 2004 monthly base rents annualized, and excludes any additional or percentage rents paid or any increases in the base rent from year to year.
(3)	Certain tenants currently pay rent based solely on a percentage of their sales revenue. In those instances, no base rent has been assumed or included in this calculation. Actual rents, which will be based on a percentage of a tenant’s future sales revenue, may vary.

The following table presents the historical operating data of the U.S. Resort Village Properties including average occupancy rates and effective annual rents per square foot for the past five years or the periods in which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot(6)
Copper (2)	2004	73%	$18.42
	2003	82%	19.94
	2002	81%	15.21

Mammoth (3)	2004	86%	$25.40
	2003	0%	—

Sandestin (4)	2004	100%	$36.24
	2003	100%	20.54
	2002	0%	—

Snowshoe (5)	2004	86%	$22.22
	2003	83%	21.72
	2002	91%	21.50
	2001	91%	—
	2000	91%	—

Stratton	2004	100%	$25.35
	2003	100%	15.97
	2002	100%	21.55
	2001	100%	10.67
	2000	100%	8.18

FOOTNOTES:

(1)	Data is presented for the respective fiscal year ended June 30.
(2)	Annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the U.S. Resort Village Properties. The underlying square footage data used to calculate the occupancy excludes the retail and commercial space occupied by Intrawest and its related party tenants who were not charged rent.
(3)	Construction of the retail and commercial space was completed in fiscal year 2003, however no tenants occupied the space until fiscal year 2004.
(4)	Construction of the retail and commercial space was completed on the first building in fiscal year 2002, however, no tenants occupied the space until fiscal year 2003.
(5)	Financial information for the commercial assets at Snowshoe is not available prior to fiscal year 2000, as the accounting and reporting of the commercial asset was integrated with the reporting of the resort’s operations.
(6)	The “Effective annual rent per square foot” for each resort was calculated by dividing the total annual rent by the total leasable square footage in the resort village at year end (including vacant spaces), subject to adjustment per notes 1-5 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure regarding the Loan contained in Item 1.01 above, which is incorporated herein by reference.

Item 8.01 Other Events

Reference is made to the press release dated December 17, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Audited financial statements for the U.S. Resort Village Properties will be filed under cover of a Form 8-K/A as soon as practicable, but not later than 71 days after the date on which this initial report on Form 8-K is filed.

(b) Pro Forma Financial Information

Pro forma financial information for the U.S. Resort Village Properties will be filed under cover of a Form 8-K/A as soon as practicable, but not later than 71 days after the date on which this initial report on Form 8-K is filed.

(c) Exhibits

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between Copper Mountain, Inc., a Delaware corporation, and Intrawest Resorts, Inc., a Delaware corporation, as Seller, and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (incorporated herein by reference)

2.3	Schedule of Omitted Purchase and Sale Agreements.

99.1	Press Release dated December 17, 2004.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following:

•	the pace at which offering proceeds are raised in the Company’s public offering;

•	the Company’s ability to obtain permanent financing for the anticipated refinancing of the bridge financing from Intrawest Resorts Finance, Inc.;

•	the occurrence of unanticipated events that effect the rate at which new tenants lease retail and commercial space, existing tenants renew space or which effect resort visits overall; and

•	the change in economic, political and social factors impacting the ski, golf or real estate industries.

Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL INCOME PROPERTIES, INC.

Date: December 16, 2004	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President